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                        [LETTERHEAD OF PINKERTON'S, INC.]
                                                                     Exhibit 5.1


                                 July 7, 1997




Securities and Exchange Commission
450 Fifth Street, NW
Washington, D.C.  20549

          Re:  Pinkerton's, Inc.--Form S-8
               Registration Statement
               ----------------------

Ladies and Gentlemen:

     I am Executive Vice President, General Counsel and Corporate Secretary of, and have acted as legal counsel to Pinkerton's, Inc., a Delaware corporation (the "Company"), in connection with the filing with the Securities and Exchange Commission of the Company's registration statement on Form S-8 (the "Registration Statement") covering 350,000 shares of the Company's common stock, $.001 par value, with the attached Preferred Stock Purchase Rights ("Common Stock"), issuable pursuant to the Company's 1995 Pinkerton Performance and Equity Incentive Plan as amended and adopted by the Board of Directors and the Stockholders on April 26, 1996 (the "Amended Plan").

     I have examined the Registration Statement, the Amended Plan and such other documents, and have obtained such certificates and assurances from officers and representatives of the Company and made such additional inquiries as I have deemed necessary for the purpose of rendering this opinion. I have assumed the genuineness of all signatures on, and the authenticity of, all documents and instruments submitted to me as originals, and the conformity to original documents of all documents submitted to me as copies. I have also examined the proceedings heretofore taken by the Company in connection with the adoption of the Amended Plan and the grant of additional options to acquire shares of Common Stock under the Amended Plan, and I assume for the purposes of this opinion that the Company will not grant any award under the Amended Plan pursuant to which shares of Common Stock could be issued for consideration that is not adequate in form or amount to support the issuance of fully paid stock under applicable state law.
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Securities and Exchange Commission
July 7, 1997
Page 2



     On the basis of the foregoing, I am of the opinion that the shares of Common Stock to be issued by the Company pursuant to the Amended Plan, when sold and paid for in accordance the term of the Amended Plan, will be legally issued, fully paid and nonassessable.

     I hereby consent to the filing of this opinion as an exhibit to the Registration Statement.


                              Sincerely yours,

                              /s/ C. Michael Carter

                              C. Michael Carter